Exhibit 32.1

CERTIFICATION

In connection with the Quarterly Report of Image Innovations Holdings Inc. (the "Company") on Form 10-QSB for the period ended September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Alain Kardos, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Alain Kardos
President and Chief Executive Officer

Date: November 15, 2004